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                                                                EXHIBIT (5)

[CMS ENERGY LETTERHEAD]



                                            MICHAEL D. VAN HEMERT, ESQ.
                                            Assistant General Counsel


                                 August 5, 1998





CMS Energy Corporation
Fairlane Plaza South
330 Town Center Drive
Suite 1100
Dearborn, MI  48126

Ladies and Gentlemen:

                I am the Assistant General Counsel of CMS Energy Corporation, a Michigan corporation (the "Company"), and have acted as such in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $400,000,000 aggregate principal amount of General Term Notes, Series E (the "Debt Securities"). Capitalized terms not otherwise defined herein have the respective meanings specified in the Registration Statement.

                In rendering this opinion, I have examined and relied upon a copy of the Registration Statement. I have also examined, or have arranged for the examination by an attorney or attorneys under my general supervision, originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.

                Based on the foregoing, it is my opinion that:

                1. The Company is duly incorporated and validly existing under the laws of the State of Michigan.



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                                                            EXHIBIT (5)




                2. The Indenture dated as of January 15, 1994, as supplemented (the AIndenture@) between the Company and the Chase Manhattan Bank, a New York banking corporation, as trustee ("Trustee"), has been duly authorized, executed and delivered and the Company has the corporate power and authority to execute and deliver the Fifth Supplemental Indenture to the Indenture (the "Supplemental Indenture") between the Company and the Chase Manhattan Bank, a New York banking corporation, as Trustee, to be filed as Exhibit (4)(a)(vi) to the Registration Statement, under which the Debt Securities are to be issued, and to authorize and sell the Debt Securities.

                3. The Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture (including any necessary supplemental indentures) shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; (ii) an appropriate Pricing Supplement with respect to the particular Debt Securities then being sold by the Company shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Company's Board of Directors or a duly authorized committee or delegate thereof shall have taken final action authorizing the issuance and sale of the particular Debt Securities then being sold by the Company as contemplated by the Registration Statement and the Indenture; and (iv) the Supplemental Indenture under which the Debt Securities are to be issued shall have been duly authorized, executed and delivered and the particular Debt Securities then being sold by the Company shall have been duly executed and authenticated as provided in the Indenture and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

                For purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.

                I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Debt Securities.
                I am a member of the bar of the State of Michigan and I express no opinion as to the laws of any jurisdiction other than the State of Michigan and the federal law of the United States of America.



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                                                            EXHIBIT (5)


                I hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-3 relating to the Debt Securities and to all references to me included in or made a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Michael D. Van Hemert
                                          ----------------------------
                                          Michael D. Van Hemert